                                   EXHIBIT 12
                          FLEET FINANCIAL GROUP, INC.
         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                            AND PREFERRED DIVIDENDS

                          EXCLUDING INTEREST ON DEPOSITS
                              (dollars in thousands)


                                   NINE          NINE
                                  MONTHS        MONTHS
                                  ENDED         ENDED                            YEAR ENDED DECEMBER 31
                               SEPTEMBER 30  SEPTEMBER 30   -------------------------------------------------------------------
                                   1997          1996           1996          1995          1994          1993          1992
                               ------------   ----------    ------------  ------------  ------------  ------------  -----------

Earnings:

  Income before income taxes,
    extraordinary credit and
    cumulative effect of
    change in method
    of accounting............. $  1,628,700   $1,423,051    $  1,930,598  $  1,033,756  $  1,379,639  $  1,094,456  $    617,369

Adjustments:

  (a) Fixed charges:

     (1) Interest on borrowed
         funds..............        416,187      551,205         685,056     1,278,598       990,395       751,754       638,430

     (2) 1/3 of Rent........         36,386       39,122          52,264        49,921        50,597        52,254        49,197

   (b) Preferred dividends...        82,686       83,613         117,676        62,064        48,859        60,365        65,658
                                ------------   ----------    ------------  ------------  ------------  ------------  ------------

   (c) Adjusted earnings.....   $  2,163,959   $2,096,991    $  2,785,594  $  2,424,339  $  2,469,490  $  1,958,829  $  1,370,654
                                ------------   ----------    ------------  ------------  ------------  ------------  ------------
                                ------------   ----------    ------------  ------------  ------------  ------------  ------------
Fixed charges and preferred
  dividends................     $    535,259   $  673,941    $    854,996  $  1,390,583  $  1,089,851  $    864,373  $    753,285
                                ------------   ----------    ------------  ------------  ------------  ------------  ------------
                                ------------   ----------    ------------  ------------  ------------  ------------  ------------
Adjusted earnings/fixed
  charges..................            4.04x        3.11x           3.26x         1.74x         2.27x         2.27x         1.82x
                                ------------   ----------    ------------  ------------  ------------  ------------  ------------



                         INCLUDING INTEREST ON DEPOSITS

                            (dollars in thousands)

                              NINE MONTHS    NINE MONTHS
                                 ENDED          ENDED                       YEAR ENDED DECEMBER 31
                              SEPTEMBER 30  SEPTEMBER 30    ------------------------------------------------------
                                  1997          1996            1996          1995          1994          1993          1992
                              ------------  -------------   ------------  ------------  ------------  ------------  ------------

Earnings:

  Income before income
    taxes, extra-ordinary
    credit and cumulative
    effect of change in
    method of accounting..     $1,628,700   $  1,423,051    $  1,930,598  $  1,033,756  $  1,379,639  $  1,094,456  $    617,369

Adjustments:

   (a) Fixed charges:

      (1) Interest on
           borrowed
           funds..........        416,187        551,205         685,056     1,278,598       990,395       751,754       638,430

      (2) 1/3 of Rent.....         36,386         39,122          52,264        49,921        50,597        52,254        49,197

      (3) Interest on
           deposits.......      1,233,258      1,299,097       1,753,723     1,726,403     1,170,532     1,165,046     1,698,804
                              -----------    -----------    ------------   -----------   -----------   -----------  ------------
  (b) Preferred
       dividends..........         82,686         83,613         117,676        62,064        48,859        60,365        65,658
                             ------------   ------------    ------------  ------------  ------------  ------------  ------------

  (c) Adjusted earnings....    $3,397,217    $ 3,396,088    $  4,539,317  $  4,150,742  $  3,640,022  $  3,123,875  $  3,069,458
                             ------------   ------------    ------------  ------------  ------------  ------------  ------------

Fixed charges and
  preferred dividends.....     $1,768,517    $ 1,973,038    $  2,608,719  $  3,116,986  $  2,260,383  $  2,029,419  $  2,452,089
                             ------------   ------------    ------------  ------------  ------------  ------------  ------------

Adjusted earnings/ fixed
  charges................           1.92x          1.72x           1.74x         1.33x         1.61x         1.54x         1.25x
                             ------------   ------------    ------------  ------------  ------------  ------------  ------------

                                  EXHIBIT 12
                         FLEET FINANCIAL GROUP, INC.
         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                       EXCLUDING INTEREST ON DEPOSITS
                           (dollars in thousands)

                               NINE MONTHS   NINE MONTHS
                                  ENDED         ENDED
                               SEPTEMBER 30 SEPTEMBER 30                           YEAR ENDED DECEMBER 31
                               ------------ ------------    --------------------------------------------------------------------
                                   1997         1996            1996          1995          1994          1993          1992
                               ------------ ------------    ------------  ------------  ------------  ------------  ------------

Earnings:

  Income before income
    taxes, extraordinary
    credit and cumulative
    effect of change in
    method of
    accounting..........       $1,628,700   $ 1,423,051    $  1,930,598  $  1,033,756  $  1,379,639  $  1,094,456  $    617,369

Adjustments:

  (a) Fixed charges:

     (1) Interest on
          borrowed
          funds.........          416,187       551,205         685,056     1,278,598       990,395       751,754       638,430

     (2) 1/3 of Rent....           36,386        39,122          52,264        49,921        50,597        52,254        49,197
                              -----------  -------------   ------------  ------------  ------------  ------------  ------------

  (b) Adjusted earnings.       $2,081,273    $ 2,013,378   $  2,667,918  $  2,362,275  $  2,420,631  $  1,898,464  $  1,304,996
                              -----------  -------------   ------------  ------------  ------------  ------------  ------------

Fixed charges...........       $  452,573    $   590,327   $    737,320  $  1,328,519  $  1,040,992  $    804,008  $    687,627
                              -----------  -------------   ------------  ------------  ------------  ------------  ------------

Adjusted earnings/fixed
  charges...............            4.60x          3.41x          3.62x         1.78x         2.33x         2.36x         1.90x
                              -----------  -------------   ------------  ------------  ------------  ------------  ------------


                        INCLUDING INTEREST ON DEPOSITS
                            (dollars in thousands)

                               NINE MONTHS    NINE MONTHS
                                  ENDED          ENDED
                               SEPTEMBER 30  SEPTEMBER 30                          YEAR ENDED DECEMBER 31
                              ------------  -------------  --------------------------------------------------------------------
                                   1997          1996           1996          1995          1994          1993          1992
                              ------------  -------------  ------------  ------------  ------------  ------------  ------------

Earnings:

  Income before income
    taxes, extraordinary
    credit and cumulative
    effect of change in
    method of
    accounting..........       $1,628,700    $ 1,423,051   $  1,930,598  $  1,033,756  $  1,379,639  $  1,094,456  $    617,369

Adjustments:

  (a) Fixed charges:

     (1) Interest on
          borrowed
          funds..........         416,187        551,205        685,056     1,278,598       990,395       751,754       638,430

     (2) 1/3 of Rent.....          36,386         39,122         52,264        49,921        50,597        52,254        49,197

     (3) Interest on
         deposits........       1,233,258      1,299,097      1,753,723     1,726,403     1,170,532     1,165,046     1,698,804
                             ------------  -------------  -------------  ------------  ------------  ------------  ------------

 (b) Adjusted earnings..      $3,314,531    $ 3,312,475   $  4,421,641  $  4,088,678  $  3,591,163  $  3,063,510  $  3,003,800
                             ------------  -------------   ------------  ------------  ------------  ------------  ------------

Fixed charges............      $1,685,831    $ 1,889,424   $  2,491,043  $  3,054,922  $  2,211,524  $  1,969,054  $  2,386,431
                             ------------  -------------   ------------  ------------  ------------  ------------  ------------

Adjusted earnings/fixed
  charges................           1.97x          1.75x          1.78x         1.34x         1.62x         1.56x         1.26x
                             ------------  -------------   ------------  ------------  ------------  ------------  ------------